EXHIBIT 99(f)

                                HECHINGER COMPANY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (in thousands except share data)



                                                                          CLASS A      CLASS B
                                                          COMMON STOCK,   COMMON       COMMON       ADDITIONAL     CONTRIBUTED
                                                            PAR $. 01      STOCK        STOCK    PAID-IN CAPITAL     CAPITAL
                                                           -------------------------------------------------------------------
BALANCE, JAN. 29, 1994                                      $    -       $ 2,881      $   1,331      $ 236,543       $       -
Restricted stock awards earned                                   -             -              -              -               -
Performance stock awards earned and issued                       -             5              -            577               -
Exercise of stock options, including income tax benefit          -            15              -          1,037               -
Conversions from Class B to Class A common stock                 -           179           (179)             -               -
Conversion of 5-1/2% Convertible Subordinated Debentures
  into shares of Class A common stock                            -             -              -             25               -
Purchase of treasury stock                                       -             -              -              -               -
Adjustment to fair value of marketable securities                -             -              -              -               -
Cash dividends on common stock:
  Class A - $0.16 per share                                      -             -              -              -               -
  Class B - $0.06 per share                                      -             -              -              -               -
Net loss                                                         -             -              -              -               -
                                                           -------------------------------------------------------------------
BALANCE, JAN. 28, 1995                                           -         3,080          1,152        238,182               -
Restricted stock awards earned                                   -             -              -              -               -
Exercise of stock options, including income tax benefit          -             -              -             66               -
Conversions from Class B to Class A common stock                 -             9             (9)             -               -
Purchase of treasury stock                                       -             -              -              -               -
Adjustment to fair value of marketable securities                -             -              -              -               -
Cash dividends on common stock:
  Class A - $0.16 per share                                      -             -              -              -               -
  Class B - $0.06 per share                                      -             -              -              -               -
Net loss                                                         -             -              -              -               -
                                                           -------------------------------------------------------------------
BALANCE, FEB. 3, 1996                                            -         3,089          1,143        238,248               -
Restricted stock awards earned                                   -             -              -              -               -
Conversions from Class B to Class A common stock                 -           172           (172)             -               -
Purchase of treasury stock                                       -             -              -              -               -
Net loss                                                         -             -              -              -               -
                                                           -------------------------------------------------------------------
BALANCE, FEB. 1, 1997                                            -         3,261            971        238,248               -
Restricted stock awards earned                                   -             -              -              -               -
Conversions from Class B to Class A common stock                 -            24            (24)             -               -
Capital contribution                                             -             -              -              -         108,058
Cancellation of Class A and Class B common stock and
    issuance of common stock, par $.01, pursuant to Merger       -        (3,285)          (947)         3,259               -
Net loss                                                         -             -              -              -               -
                                                           -------------------------------------------------------------------
BALANCE, SEPT. 27, 1997                                     $    -       $     -      $       -      $ 241,507       $ 108,058
                                                           ===================================================================


                                                                  RETAINED
                                                                  EARNINGS       UNEARNED        TREASURY
                                                                  (DEFICIT)     COMPENSATION      STOCK          TOTAL
                                                                 -------------------------------------------  ---------
BALANCE, JAN. 29, 1994                                           $ 256,836      $  (2,201)     $  (1,523)     $ 493,867
Restricted stock awards earned                                           -            648              -            648
Performance stock awards earned and issued                               -              -              -            582
Exercise of stock options, including income tax benefit                  -              -          1,260          2,312
Conversions from Class B to Class A common stock                         -              -              -              -
Conversion of 5-1/2% Convertible Subordinated Debentures
  into shares of Class A common stock                                    -              -              -             25
Purchase of treasury stock                                               -              -           (244)          (244)
Adjustment to fair value of marketable securities                     (371)             -              -           (371)
Cash dividends on common stock:
  Class A - $0.16 per share                                         (4,883)             -              -         (4,883)
  Class B - $0.06 per share                                           (752)             -              -           (752)
Net loss                                                            (9,911)             -              -         (9,911)
                                                                 -------------------------------------------  ---------
BALANCE, JAN. 28, 1995                                             240,919         (1,553)          (507)       481,273

Restricted stock awards earned                                           -            794              -            794
Exercise of stock options, including income tax benefit                  -              -             66            132
Conversions from Class B to Class A common stock                         -              -              -              -
Purchase of treasury stock                                               -              -           (231)          (231)
Adjustment to fair value of marketable securities                      371              -              -            371
Cash dividends on common stock:
  Class A - $0.16 per share                                         (4,931)             -              -         (4,931)
  Class B - $0.06 per share                                           (733)             -              -           (733)
Net loss                                                           (77,636)             -              -        (77,636)
                                                                 -------------------------------------------  ---------
BALANCE, FEB. 3, 1996                                              157,990           (759)          (672)       399,039
Restricted stock awards earned                                           -            506              -            506
Conversions from Class B to Class A common stock                         -              -              -              -
Purchase of treasury stock                                               -              -           (213)          (213)
Net loss                                                           (25,076)             -              -        (25,076)
                                                                 -------------------------------------------  ---------
BALANCE, FEB. 1, 1997                                              132,914           (253)          (885)       374,256
Restricted stock awards earned                                           -            165              -            165
Conversions from Class B to Class A common stock                         -              -              -              -
Capital contribution                                                     -              -              -        108,058
Cancellation of Class A and Class B common stock and
    issuance of common stock, par $.01, pursuant to Merger               -             88            885              -
Net loss                                                          (206,011)             -              -       (206,011)
                                                                 -------------------------------------------  ---------
BALANCE, SEPT. 27, 1997                                          $ (73,097)     $       -      $       -      $ 276,468
                                                                 ===========================================  =========




See notes to consolidated financial statements.